FOR IMMEDIATE RELEASE

Contact:	Valley National Bancorp	1st United Bancorp, Inc.
	Dianne M. Grenz, EVP	John Marino, President
	Director of Sales, Shareholder &	and Chief Financial Officer
	Public Relations	561-616-3046
973-305-4005

VALLEY NATIONAL BANCORP TO ACQUIRE 1st UNITED BANCORP, INC. AND ENHANCE ITS GROWTH OPPORTUNITIES BY EXPANDING INTO DESIRABLE FLORIDA URBAN BANKING MARKETS

WAYNE, New Jersey and Boca Raton, Florida – Thursday, May 8, 2014 – The Boards of Directors of Valley National Bancorp (“Valley”) (NYSE:VLY) and 1st United Bancorp, Inc. (“1st United”) (Nasdaq: FUBC) announced today that the companies have entered into a merger agreement whereas the common shareholders of 1st United will receive 0.89 of a share of Valley common stock for each 1st United share they own, subject to adjustment in the event Valley’s average stock price falls below $8.09 or rises above $12.13 prior to closing. The transaction is valued at an estimated $312 million, based on Valley’s closing stock price on May 5, 2014 (and includes the cash consideration that will be paid to 1st United stock option holders).

1st United, and its wholly-owned subsidiary, 1st United Bank, with approximately $1.7 billion in assets, $1.2 billion in loans, and $1.4 billion in deposits, has a 21 branch network covering the most attractive urban banking markets in Florida, including locations throughout southeast Florida, the Treasure Coast, central Florida and central Gulf Coast regions. This bold and unique expansion opportunity will provide an entrée for Valley into Florida’s high growth market, beyond its traditional Northeastern regional footprint. 1st United’s experienced management team will join Valley to lead its continued expansion efforts in Florida, and complement Valley’s growth initiatives in the New Jersey and New York Metropolitan markets. Valley’s decision to enter the Florida market was due to, among other things, Valley’s sizable residential mortgage and automobile lending platforms, past real estate and consumer lending experience in the Florida markets, as well as bolstered by the following attractive key demographics and facts about Florida:

●	The 4th largest population in the U.S.(projected to be 3rd largest by 2015);
●	Projected population change +5 percent over the next 3 years;
●	Highly attractive tax climate, business friendly attitude with a strong labor force;
●	The 21st largest economy in the world & 4th largest GDP in the U.S.;
●	Personal income ranked 1st in the Southeast; and
●	A high level of organic and bank acquisition expansion opportunities.

Valley anticipates that the merger with 1st United will be a non-taxable transaction. The combined company is expected to have approximately $18.1 billion in assets, $12.9 billion in loans, $12.7 billion in deposits, 225 branches covering northern and central New Jersey, New York (including Manhattan, Brooklyn, Queens and Long Island), and southeast and central Florida.

“Valley has always employed a highly focused geographic growth strategy based on creating long-term shareholder value, however, we ultimately welcomed this tremendous opportunity to expand into one of the premiere growth markets of the United States,” remarked Valley Chairman, President & CEO Gerald H. Lipkin. Mr. Lipkin added, “1st United is currently the seventh largest publicly-held bank headquartered in Florida by deposits, and shares a similar corporate culture to Valley. With its middle market commercial corporate emphasis, 1st United has an experienced and conservative banking team, and strong core deposit and capital bases. Rudy Schupp, 1st United’s CEO, with the support of their Board of Directors led by Chairman Warren Orlando along with President and Chief Financial Officer John Marino, have done an excellent job of opportunistically expanding the 1st United franchise since 2003. We are excited about their team’s competitive positioning and attractive client base. With this merger, we add a well-positioned institution located in regions of Florida with very strong demographics that should provide us the necessary springboard for the initial introduction of the Valley brand, as well as a strong foundation for future growth opportunities. We would like to extend our warmest welcome to the 1st United Shareholders, customers, and employees and we look forward to you joining the Valley family.”

The Boards of Directors of both companies after extensive review and due diligence have unanimously approved the transaction. Transaction closing is anticipated early in the fourth quarter of 2014, subject to approvals from regulators, 1st United shareholder approval of the merger and Valley shareholder approval of an amendment of its certificate of incorporation to increase its authorized common shares, as well as other customary conditions.

Commenting on the announcement, 1st United’s CEO Rudy Schupp stated, “We at 1st United are excited about combining with Valley and the opportunity it provides our shareholders, customers, and employees. Valley’s substantial resources, similar culture, additional commercial and consumer product lines, and shared growth aspirations, combined with our team of Florida bankers, will provide the valuable ingredients needed to expand the Florida franchise for Valley to levels that we expect will make a tremendous contribution to Valley’s future results.”

Terms of Agreement

Under the terms of the definitive agreement signed by the companies, each 1st United shareholder will receive 0.89 shares of Valley National Bancorp common stock for each share of 1st United common stock. In the event Valley’s average share price during the 20 business day period ending 5 days prior to closing is less than $8.09, then Valley will increase the 0.89 exchange ratio so that 1st United shareholders receive $7.20 in Valley common stock or $7.20 in Valley common stock and cash for each 1st United share they hold. In the event Valley’s average share price during the 20 business day period ending 5 days prior to closing is greater than $12.13, then Valley will decrease the 0.89 exchange ratio so that 1st United shareholders receive $10.80 in Valley common stock for each 1st United share they hold.

Valley has successfully completed six bank and branch network acquisitions over the last ten years. Each merger was completed efficiently and with no disruption to the existing customer service.

Combination of Strong and Well-Capitalized Banks

With the exception of its geographic location, this transaction with 1st United has similar characteristics to the whole-bank acquisitions undertaken by Valley throughout its history. It is designed to deliver profitable growth while maintaining strong credit quality and a well-capitalized balance sheet. Selected data for the combined entity, on a pro-forma basis as of March 31, 2014, include:

●	Over $18 billion in assets
●	Nearly $13 billion in loans
●	225 branches, including 161 in northern and central New Jersey, 43 in Manhattan, Brooklyn, Queens and Long Island, and 21 in southeast and central Florida
●	Regulatory ratios above minimum levels required to be considered “well-capitalized.”

1st United Bank’s executive and operations center in West Palm Beach, Florida will become Valley’s Florida Regional Office. As is the case with Valley’s other regional lending divisions throughout New Jersey and the boroughs of New York, the Bank’s regional lending and decision making will be made by local lenders, led by Mr. Schupp, based in West Palm Beach. Leveraging technology, including remote deposit capture, and video conferencing, Valley will support Mr. Schupp and their team with minimum disruption to clients. Already, Valley supports decentralized lending operations in New Jersey, New York City and Long Island. Additionally, Valley’s larger lending limits, broad range of consumer loan products, coupled with trust, insurance and investment advisory services should provide more flexibility and opportunities for the new Florida Region Team to grow the franchise in Florida.

Transaction Summary

Following are selected terms and metrics associated with the transaction based upon current projections:

●	Purchase price represents a 0.89 for 1 exchange ratio
●	Total transaction value of approximately $312 million
●	Price to tangible book value of 1.80x
●	Tangible book value dilution of 2.7 percent with an expected 4.25 year earn-back period
●	Anticipated to be accretive to earnings in 2015
●	16.7 percent core deposit premium

Valley was advised by MG Advisors, Inc., the investment banking firm of Sandler, O’Neill & Partners, L.P., and the law firm of Day Pitney LLP. 1st United was advised by the investment banking firm of Keefe, Bruyette & Woods, a Stifel Company, as well as the law firm of Gunster, Yoakley & Stewart, P.A.

Investor Conference Call

Executives from Valley and 1st United will host a conference call with investors and the financial community at 10:00 AM Eastern Daylight Time, on Thursday, May 8, 2014 to discuss this transaction. Those wishing to participate in the call may dial toll-free (866) 814-8476. Investor presentation materials on this transaction will be made available prior to the conference call at www.valleynationalbank.com and www.1stunitedbankfl.com. A replay of the teleconference will be available beginning at 12:00 PM on May 8, 2014 and ending at 11:59 PM on May 19, 2014 by dialing 800-475-6701 (International – 1-320-365-3844), access code 326724.

The teleconference will also be webcast live and archived on Valley’s website through May 19, 2014.

About Valley

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey with $16.3 billion in assets. Its principal subsidiary, Valley National Bank, currently operates 204 branches in 144 communities serving 16 counties throughout northern and central New Jersey, Manhattan, Brooklyn, Queens and Long Island. Valley National Bank is one of the largest commercial banks headquartered in New Jersey and is committed to providing the most convenient service, the latest in product innovations and an experienced and knowledgeable staff with a high priority on friendly customer service 24 hours a day, 7 days a week. For more information about Valley National Bank and its products and services, please visit www.valleynationalbank.com or call our 24/7 Customer Service Center at 800-522-4100.

About 1st United

1st United is a $1.7 billion financial holding company headquartered in Boca Raton, Florida. 1st United’s principal subsidiary, 1st United Bank, is a Florida chartered commercial bank, which operates 21 branches in southeast and central Florida, including Brevard, Broward, Hillsborough, Indian River, Miami-Dade, Orange, Palm Beach, and Pinellas Counties. 1st United Bank, which has grown both through organic growth and opportunistic acquisitions, has carved out a special niche in the Florida marketplace by listening to the needs of its customers and community businesses and focused on relationship building with customers, investors and business leaders. 1st United’s principal executive office and mailing address is One North Federal Highway, Boca Raton, FL 33432 and its telephone number is (561) 362-3431. 1st United’s stock is listed on the NASDAQ Global Select Market under the symbol “FUBC”. 1st United maintains a website at www.1stunitedbankfl.com with corporate, investor and branch banking information.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed merger, Valley intends to file a Registration Statement on Form S-4 that will include a joint proxy statement of Valley and 1st United and a prospectus of Valley with the Securities and Exchange Commission.  Both Valley and 1st United may file other documents with the SEC regarding the proposed transaction. A definitive joint proxy statement will be mailed to the shareholders of Valley and 1st United. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus and other documents containing information about Valley and 1st United at the Commission’s website at www.sec.gov.  These documents may be accessed and downloaded for free at Valley’s website at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380 or at www.1stunitedbankfl.com or by directing a request to John Marino, President and Chief Financial Officer, 1st United Bancorp, Inc. at One N. Federal Highway, Boca Raton, Florida 33432, telephone (561) 362-3435.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of 1st United or Valley.  However, Valley, 1st United, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from 1st United’s shareholders in respect of the merger and the solicitation of proxies from Valley’s shareholders in respect of the amendment to its certificate of incorporation to increase the authorized common shares.  Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on March 10, 2014 and can be obtained free of charge from Valley’s website.  Information regarding the directors and executive officers of 1st United may be found in its definitive proxy statement relating to its 2014 Annual Meeting of Shareholders, which was filed with the Commission on April 17, 2014 and can be obtained free of charge from 1st United’s website.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed business combination (“Merger”) between Valley and 1st United. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of 1st United with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe including, without limitation; delays in closing the Merger; reaction to the Merger of 1st United’s customers and employees; the diversion of management’s time on issues relating to the Merger; the inability to realize expected cost savings and synergies from the Merger of 1st United with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; failure to obtain the FDIC’s consent to the assignment of the shared-loss agreements with 1st United to Valley; changes in the stock price of Valley from the date of the merger announcement to the closing date; material adverse changes in Valley’s or 1st United’s operations or earnings; the inability to retain 1st United’s customers and employees; or a decline in the economy, mainly in New Jersey, New York and Florida, as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2013 and 1st United’s Annual Report on Form 10-K for the year ended December 31, 2013. Neither Valley nor 1st United assumes any obligation for updating any such forward-looking statement at any time.